Exhibit 10.10

AGREEMENT TO PRESERVE CORPORATE OPPORTUNITY

     This Agreement is dated as of June 29, 2006, and is between Leonid Mezhvinsky (the “Securityholder”) and Ultra Clean Holdings, Inc., a Delaware corporation (the “Parent”).

     A. The Securityholder holds 73% of the shares of and is a securityholder of Sieger Engineering, Inc. (the “Target”).

     B. Parent has entered into an Agreement and Plan of Merger dated as of June 29, 2006 (the “Merger Agreement”), pursuant to which Parent proposes to acquire all of the issued and outstanding shares of capital stock of the Target. This Agreement shall become effective upon the closing of the merger (the “Closing”) contemplated by the Merger Agreement, and shall have no force or effect unless and until such merger is consummated.

     C. In light of the Securityholder’s sale of his interest in the Target to the Parent, and Securityholder’s contributions in the past to the growth and development of the Target, and for the purpose of preserving for Parent’s benefit the goodwill, proprietary rights and going concern value of the Target, and to protect Parent’s and the Target’s business opportunities, Parent considers this Agreement integral to the transactions contemplated by the Merger Agreement. Parent and the Securityholder agree that the Securityholder has a substantial interest in the Target and the restrictive covenants contained in this Agreement are reasonable and necessary to ensure that the value of the business being purchased by Parent is not diminished.

     NOW, THEREFORE, for the purposes of inducing Parent to consummate the transactions contemplated in the Merger Agreement and to preserve the goodwill, proprietary rights and going concern value of the Target, and to protect Parent’s and the Target’s business opportunities, the parties agree as follows:

     1. (a) In order to protect the confidentiality of the Target’s proprietary information and in recognition of the highly competitive nature of the industries in which the Target and its affiliates conduct their businesses, and to protect Parent’s and the Target’s business opportunities, the Securityholder agrees the Securityholder will not, during and for the period commencing with the Closing and ending on the date that is three years after the date of the Closing, on his own account or as an employee, consultant, independent contractor, partner, owner, officer or stockholder, engage in, be connected with, have any interest in, or aid or assist anyone else to engage in, be connected with, or have any interest in, any firm or person which directly competes with a line or lines of business which the Target (or any of their Subsidiaries) was engaged in or sought to be engaged in during such period; provided that Securityholder may (i) purchase securities in any corporation whose securities are listed or traded on a national securities exchange or in an over-the-counter securities market if such purchases do not result in Securityholder beneficially owning, directly or indirectly, at any time 5% or more of the equity securities of any such corporation, (ii) act as the director of a corporation which competes with a line or lines of business which the Target (or any of their Subsidiaries) was engaged in or sought to be engaged in during such period and (iii) be employed by a company or firm, including a private equity firm, the primary function of which is to evaluate acquisitions and/or divestitures; provided further, that the Parent will not unreasonably withhold consent to allow Securityholder to engage in acts that do not violate the spirit of the agreement although such acts may otherwise be prohibited by this subsection (a).

     (b) For three years after the Closing, Securityholder shall not, directly or indirectly: (i) induce or attempt to induce any employee of the Parent or Target (or any of their affiliates) to be employed or perform services elsewhere; provided that a general advertisement not targeted specifically at a Company employee or employees that is placed in general circulation media outlets will not be a violation of this clause (i); or (ii) solicit or attempt to solicit the trade of any individual or entity which, at the time of such solicitation, is a customer of the Parent or Target (or any of their subsidiaries) or which the Parent or the Target (or any of their subsidiaries) is undertaking reasonable steps to procure as a customer at the time of or immediately preceding the Closing.

     (c) It is expressly understood and agreed that although the Securityholder and Parent consider the restrictions contained in this Section 1 to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Target and its affiliates, and to protect Parent’s and the Target’s business opportunities, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 1 is an unenforceable restriction on the activities of the Securityholder, the provisions of this Section 1 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 1 or any remedy provided in Section 2 of this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 1 shall in no respect limit or otherwise affect the obligations of the Securityholder under other agreements with Parent or the Target.

     2. The Securityholder acknowledges and agrees that Parent’s remedy at law for a breach or threatened breach of any of the provisions of Section 1 of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Securityholder of any of the provisions of

Section 1 of this Agreement, the Securityholder agrees that, in addition to its remedy at law, then at Parent’s option, all amounts then or thereafter due the Securityholder from Parent, the Target and any of its respective subsidiaries and other affiliates may be withheld to the extent permitted by law, and Parent, without posting any bond, shall also be entitled to seek equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting Parent from pursuing, in addition, any other remedies available to it for such breach or threatened breach. The waiver by Parent of a breach of any provision of this Agreement by the Securityholder shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Securityholder.

     3. All notices under this Agreement shall be in writing and shall be effective at the earlier of the date: (a) when delivered in person at the address of the other party as set forth below, or (b) received by the U.S. Mail, after being sent, postage prepaid, by registered or certified mail, return receipt requested, and addressed to the other party as set forth below.

     All notices to the Parent shall be addressed to:

     Ultra Clean Holdings, Inc.
     150 Independence Drive
     Menlo Park, CA 94025
     Attention: Chief Executive Officer

     All notices to the Securityholder shall be sent to Securityholder’s last known address as reflected on the books and records of the Target:

     Such addresses may be changed by notice given in accordance with this Section.

     4. The Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of laws principles. The parties agree that any action or proceeding with respect to this Agreement shall be brought in state or federal court residing in the State of Delaware, and the parties agree to the jurisdiction thereof. The parties hereby irrevocably waive any objection they may now or hereafter have to the laying of venue of any such action in the said court(s), and further irrevocably waive any claim they may now or hereafter have that any such action brought in said court(s) has been brought in an inconvenient forum.

     5. Upon effectiveness, this Agreement shall supersede and replace any other prior agreement or understanding between the Securityholder and Parent, or its affiliates, predecessors, successors or assigns with respect to the subject matter hereof. This Agreement may not be modified, altered or changed except upon the express written consent of both parties. This Agreement shall inure to the benefit of and be binding upon Parent and the Target, their successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of Parent’s or the Target’s assets or stock or with or into which Parent or the Target may be consolidated or merged, and upon the Securityholder and the Securityholder’s heirs, executors, administrators and legal representatives. The Securityholder acknowledges that she has not relied on any representations, promises, or agreements of any kind made to her in connection with her decision to sign this Agreement, except for those set forth in this Agreement. The parties understand and agree that Paragraph headings in this Agreement are used for convenience or reference only and shall not affect the meaning of any provision of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ Clarence L. Granger

	Name:	Clarence L. Granger
	Title:	President, Chief Executive
Officer and Chief Operating
Officer

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SECURITYHOLDER:

/s/ Leonid Mezhvinsky

LEONID MEZHVINSKY